Exhibit 99.1

Berry Plastics Corporation Announces Pricing of Its Private Placement Notes Offering

For Immediate Release:

EVANSVILLE, INDIANA, November 10, 2010 – Berry Plastics Corporation (“Berry”), an Apollo Management, L.P. and Graham Partners portfolio company, announced today the pricing of the private placement offering launched November 5, 2010. Berry will issue $800,000,000 of second priority senior secured notes due 2021 (the “Notes”). The closing of the private placement offering is expected to occur on November 19, 2010, subject to customary closing conditions.

The Notes will bear interest at a rate of 9.750% payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing July 15, 2011 and maturing on January 15, 2021. Berry intends to use the net proceeds from the offering to fund its previously announced cash tender offers and related consent solicitations for certain of its outstanding notes.

The Notes will be guaranteed on a senior secured second priority basis by each of Berry’s existing and future direct or indirect domestic subsidiaries that is a restricted subsidiary, subject to certain exceptions, and will include all of Berry’s subsidiaries that guarantee Berry’s obligations under its term loan facility. The Notes and the guarantees thereof will be the unsubordinated obligations of Berry’s and the guarantors, and will be secured by a second priority security interest in substantially all of the assets of Berry and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions. The Notes will rank equally in right of payment to all of Berry’s and the guarantors’ existing and future unsubordinated indebtedness. The right of holders of the Notes to receive proceeds of the collateral will be junior to the rights of holders of Berry’s existing first priority senior secured notes and holders of Berry’s obligations under its senior secured credit facilities, and will be equal to the rights of holders of Berry’s existing second priority senior secured notes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

For additional information, please contact:

James M. Kratochvil

Executive Vice President and Chief Financial Officer

Diane Tungate

Executive Assistant

Berry Plastics Corporation

101 Oakley Street

Evansville, IN 47710

Telephone: (812) 424-2904

About Berry Plastics

Berry Plastics is a leading manufacturer and marketer of plastic packaging products. Berry Plastics is a major producer of a wide range of products, including open top and closed top packaging, polyethylene and PVC based plastic films, industrial tapes, medical specialties, packaging, heat-shrinkable coatings, specialty laminates, and FIBCs. The company’s 13,000 plus customers range from large multinational corporations to small local businesses. Based in Evansville, Indiana, the company has over 75 manufacturing facilities worldwide and over 16,000 employees.

******

Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ SEC filings. The company does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.